UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of first reportable event): July 7, 2009 (July 2, 2009)

VELOCITY PORTFOLIO GROUP, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-161570	65-0008442

(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1800 Route 34 North Building 4, Suite 404A Wall, NJ		07719

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201-760-6306)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Item 1.01.   Entry into a Material Definitive Agreement

          On July 2, 2009, Velocity Portfolio Group, Inc. (the “Company”) consummated a closing (the “Closing”) of its private placement offering (the “Offering”) of an aggregate of $350,000 of its Units, with each Unit comprised of $35,000 principal amount secured promissory notes (the “Notes”) and warrants to purchase 10,000 shares of common stock at an exercise price of $3.50 per share (the “Warrants”, and together with the Notes, the “Securities”) to accredited investors (“Investors”). The Securities were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company sold an aggregate of 10 Units at a purchase price of $35,000 per Unit. The Company intends to use the net proceeds from the Offering primarily for the purchase of portfolios of unsecured consumer receivables and for general corporate purposes, including working capital.

          The Notes bear interest at a rate of ten percent (10%) per annum and mature on July 2, 2010. Interest is payable quarterly in arrears. The Notes are secured by a lien on all of the Company’s assets. The Notes may be redeemed by the Company at any time prior to maturity at a rate of 110% of the then outstanding principal, plus accrued but unpaid interest. The Notes contain customary default provisions. Upon the occurrence of an event of the default, the Company will be charged an interest rate of eighteen percent (18%).

          The Warrants entitle the holders to purchase shares of the Company’s common stock reserved for issuance thereunder (the “Warrant Shares”) for a period of five years from the date of issuance. The Warrants contain certain anti-dilution rights on terms specified in the Warrants.

          The investors of this Offering are not entitled to any registration rights with respect to the Securities.

          The Securities were not registered under the Securities Act of 1933, or any state securities laws, and were offered and sold only in the United States to “accredited investors” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(2) of the Securities Act. Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory body has approved or disapproved the securities. Any representation to the contrary is a criminal offense.

Item 2.03.   Creation of a Direct Financial Obligation

          See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of the Notes, thereby creating a direct financial obligation.

Item 3.02.   Unregistered Sales of Equity Securities

          See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of the Securities.

          John C. Kleinert, the Company’s Chairman, President, and Chief Executive Officer, purchased 5 of the Units.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	4.1	Form of Note
	4.2	Form of Warrant

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

July 7, 2009

VELOCITY PORTFOLIO GROUP, INC.

/s/ James J. Mastriani

James J. Mastriani
Chief Financial Officer